PRICING SUPPLEMENT NO. 1 DATED JANUARY 29, 1998 TO PROSPECTUS DATED JULY 7,
                       -       ----------------
1995, AND PROSPECTUS SUPPLEMENT DATED JANUARY 23, 1998

                           MONSANTO COMPANY
                     MEDIUM-TERM NOTES, SERIES D
                DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

PRINCIPAL AMOUNT:                              $45,440,000
PRICE TO PUBLIC:                               100%
AGENTS' COMMISSIONS:                           $272,640
NET PROCEEDS TO ISSUER:                        $45,167,360
SELLING AGENTS ACTING AS PRINCIPAL:            GOLDMAN, SACHS & CO.($25,000,000)
                                               MERRILL LYNCH & CO. ($20,440,000)
ORIGINAL ISSUE DATE:                           FEBRUARY 3, 1998
INTEREST RATE:                                 6.11%
INTEREST PAYMENT DATES:                        APRIL 15 AND OCTOBER 15
STATED MATURITY DATE:                          FEBRUARY 3, 2005
REGULAR RECORD DATES:                          APRIL 1 AND OCTOBER 1
SPECIFIED CURRENCY:                            U.S. DOLLARS
ABILITY TO REDEEM AT MONSANTO OPTION:          / /  YES    X  NO
   REDEMPTION COMMENCEMENT DATE:
   REDEMPTION PRICES & REDEMPTION PERIODS:
ABILITY TO REPAY AT HOLDER OPTION:             / /  YES    X  NO
   REPAYMENT DATE(S) & REPAYMENT PRICE:
FORM:                                          GLOBAL NOTE
DISCOUNT NOTE:                                 / /  YES    X  NO
   TOTAL AMOUNT OF OID NOTE:
   DEFAULT RATE:
   YIELD TO MATURITY:

OTHER PROVISIONS: THE AGGREGATE PRINCIPAL AMOUNT OF THIS OFFERING IS $45,440,000 AND RELATES ONLY TO PRICING SUPPLEMENT NO. 1. NOTES MAY BE ISSUED BY THE COMPANY IN THE AGGREGATE PRINCIPAL AMOUNT OF UP TO $100,000,000 OR ITS EQUIVALENT IN ONE OR MORE CURRENCIES OR COMPOSITE CURRENCIES. TO DATE, INCLUDING THIS OFFERING, AN AGGREGATE OF $45,440,000 OF NOTES IS OUTSTANDING.